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EXHIBIT   D

                                                                     SUBSCRIPTION
                                                                       AGREEMENT

                                                                      APPERTAINING
                                                                           TO

                                                          GILMORE HOMES  GILMORE LOANS LLC FUND

                                                              REGULATION A OFFERING, TIER 2

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 SUBSCRIPTION AGREEMENT

 SUBSCRIPTION AGREEMENT (the Subscription Agreement) made as of this day May 24, 2019, by and between Gilmore Homes  Gilmore Loans LLC, a domestic Georgia limited liability company (the Issuer), and the undersigned (the Subscriber).

 WHEREAS, pursuant to an Offering Circular dated May 24, 2019 (the Offering Circular), the Issuer is offering in a Regulation A,
 Tier 2 offering (the Offering) to investors up to 1,000,000 Class A Preferred Interests (Interests) at a purchase price of $50.00 per Unit for a maximum aggregate purchase price of $50,000,000 (the Maximum Offering).

 WHEREAS, the Subscriber desire to subscribe for the number and class of Interests set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

 NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

 I.  SUBSCRIPTION FOR AND REPRESENTATION AND COVENANTS OF SUBSCRIBER

    1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the
 Issuer Gilmore Homes  Gilmore Loans LLC, the number of Interests set forth on the signature page hereof, at a price equal to $50.00 per
 Unit, and the Issuer agrees to sell such Interests to the Subscriber for said purchase price, subject to the Issuer right to  sell to the Subscriber such lesser number of (or no) Interests as the Issuer may, in its sole discretion, deem necessary or desirable.
 The purchase price is payable by wire or by cashiers certified bank check payable to the Issuer.

   1.2 The Subscriber has full power and authority to enter into and deliver this Subscription Agreement and to perform its/his/her obligations hereunder, and the execution, delivery and performance of this Subscription Agreement has been duly authorized, if applicable, and this Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber.

  1.3 The Subscriber acknowledges receipt of the Offering Circular, all supplements to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer (collectively, the Offering Documents).

  1.4 The Subscriber recognizes that the purchase of the Interests involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Interests; (ii) the Interests are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange
 Commission (SEC) under the Securities Act of 1933, as amended (the ACT), but they are not registered under the Act or any State securities law; (iii) there is only a limited trading market for the Interests, and there is no assurance that a more active one will ever

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 develop, and thus, the Subscriber may not be able to liquidate his, her or its investment; and (iv) an investor could suffer the loss of his, her or its entire investment.

 1.5 The Subscriber is either a non-accredited investor under Rule 501(a) of Regulation D, which you can purchase no more than: (a) 10% of the greater of annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). OR, the Subscriber is an accredited investor, (natural person) who has earned income that exceeds
 $200,000 (or $300,000 together with a spouse) in each of the prior two years, and reasonably expects the same for the current year or has a net worth over $1 million, either alone or together with a spouse (excluding the value of the person primary residence), as such term(s)
 are defined in Rule 501 of Regulation D promulgated under the Act, and the Subscriber is able to bear the economic risk of an investment in the Interests OR the purchase price tendered by the Subscriber does not exceed 10% of the greater of the Subscriber annual income or net worth.

   1.6 The Subscriber is not relying on the Issuer or its affiliates or agents with respect to economic considerations involved in the investment. The Subscriber has relied on the advice of, or has consulted with, only his, her or its Advisors, if any. Each advisor, if any, is capable of evaluating the merits and risks of an investment in the Interests as such are described in the Offering Circular, and each
 Advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Subscription Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Issuer.

   1.7 The Subscriber has prior investment experience (including investment in non-listed and non-registered securities), has
 (together with his, her or its Advisors, if any) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Interests and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by the Issuer to the
 Subscriber, including the Offering Circular, as well as the merits and risks of such an investment by the Subscriber. The Subscriber overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscriber net worth, and the
 Subscriber investment in the Interests will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate mans of providing for his or her current needs and persona and family contingencies and has no need for liquidity in his or her investment in the Interests. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Interests for an indefinite period or a complete loss of this investment. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Interests.

   1.8 The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the management of the Issuer in Good Faith, but the attainment of any such projections, estimates or forward-looking statements

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 cannot be guaranteed by the Issuer, its management or its affiliates and should not be relied upon.

   1.9 The Subscriber acknowledges that the purchase of the Interests may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional Advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Interests. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber Interests and the corporate structure of such entity.

   1.10 The Subscriber acknowledges that the offering Circular and the Offering have not been reviewed by the SEC or any state securities commission, and that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering Circular. Any representation or misrepresentation to the contrary is a crime.

   1.11 The Subscriber represents, warrants and agrees that the Interests are being purchased for his, her or its own beneficial account and not with a view toward distribution or resale to others. The Subscriber understands that the Issuer is under no obligation to register the Interests on his, her or its behalf or to assist them in complying with any exemption from registration under applicable state securities laws.

   1.12 The Subscriber understands that the Interests have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his, her or its investment intention, The Subscriber realizes that, in the view of the SEC, a purchase with an intent to sell would represent a purchase with an intent inconsistent with his, her or its representation to the Issuer, and the SEC might regard such a sale or disposition as a deferred sale, for which such exemption is not available.
 The Subscriber does not have any such intentions.

   1.13 The Subscriber agrees to indemnify and hold the Issuer, its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber herein or as a result of any sale or distribution by the Subscriber in violation of the Act
 (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Issuer Certificate of Organization
 (Incorporation) and/or Bylaws, as may be amended from time to time.

   1.14 The Subscriber understands that the issuer will review and rely on this Subscription Agreement without making any independent investigation, and it is agreed that the Issuer reserves the unrestricted right to reject or limit any subscription and to withdraw the
 Offering at any time.

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   1.15 The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Subscription Agreement is the
 Subscriber principal residence, if the Subscriber is an individual, or its principal business address, if it is a corporation or other entity.

   1.16 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority
 (FINRA) member firm, the Subscriber must give such firm the notice required by FINRA Conduct Rules, receipt of which must be acknowledged by such firm on the signature page hereof.

   1.17 The Subscriber hereby acknowledges that neither the Issuer nor any persons associated with the Issuer who may provide assistance of advice in connection with the Offering are or are expected to be members or associated persons of members of FINRA or registered broker-dealers under any federal or state securities laws.

   1.18 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representation or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee or affiliate of the Issuer and, in entering into the transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

   1.19 No oral or written representation have been made nor oral or written information furnished, to the Subscriber or his, her or its
 Advisors, if any, in connection with the offering of the Interests which are in any way inconsistent with the information contained in the
 Offering Documents.

   1.20 All information provided by the Subscriber in the Investor Questionnaire attached to this Subscription Agreement is true and accurate in all respects, and the Subscriber acknowledges that the Issuer will be relying on such information to its possible detriment in deciding whether the Issuer can sell these securities to the Subscriber without giving rise to the loss of the exemption from registration under applicable securities laws.

   1.21 The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of Interests through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the offering and sale of the Interests and is not subscribing for Interests and did not become aware of the offering of the Interests through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

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   1.22 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commission, finders, fees or the like, relating to this Subscription Agreement or the transactions contemplated hereby.

   1.23 The Subscriber is not relying on the Issuer, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Interests, and the Subscriber has relied on the advice of, or has consulted with, only his, her or its own Advisors, if any.

   1.24 (For ERISA plans only). The fiduciary of the ERISA plan (the Plan) represents that each fiduciary has been informed of and understands the Issuer business objectives, policies and strategies, and that the decision to invest plan assets
 (as such term is described in ERISA) in the Issuer is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Issuer;
 (b) is independent of the Issuer and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the subscriber or Plan fiduciary has not relied primarily on any advice or recommendations of the Issuer or any of its affiliates or its agents.

   1.25 The foregoing representations, warranties and agreements shall survive the Closing.

 II. REPRESENTATIONS BY THE ISSUER

   The Issuer represents and warrants to the Subscriber that as of the date of the closing of this Offering (the Closing Date):

   2.1 The Issuer is a domestic limited liability company, operating as a proptech and fintech emerging growth company, duly organized, validly existing and in good standing under the laws of the State of Georgia, authorized to do business in the State of Georgia, and has the corporate power to conduct the business which it conducts and proposes to conduct.

   2.2 The execution, delivery and performance of this Subscription Agreement by the Issuer have been duly authorized by the Issuer and all other corporate actions required to authorize and consummate the offer and sale of the Interests has been duly taken and approved.
 This Subscription Agreement is valid, binding and enforceable against the Issuer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

   2.3 The Interests have been duly and validly authorized and issued.

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   2.4 The Issuer knows of no pending or threatened legal or governmental proceedings to which the Issuer is a party which would materially adversely affect the business, financial condition or operations of the Issuer.

 III. TERMS OF SUBSCRIPTION

   3.1 Subject to Section 3.2 hereof, the subscription period will begin as of the date of the Offering Circular and will terminate at 11:59 PM, Eastern Time, on the earlier of the date on which the Maximum Offering is sold or one (1) year (12 months), from the commencement date or the date the Offering is terminated by the Issuer (the Termination Date).

   3.2 The Subscriber has effected a wire transfer in the full amount of the purchase price for the Interests to the Issuer or has delivered (mailed) a cashiers, certified bank check, in payment of the purchase price for the Interests.

  3.3 The Subscriber hereby authorizes and direct the Issuer  to deliver or cause the delivery of any certificates or other written instruments representing the Interests to be issued to such Subscriber pursuant to this Subscription Agreement to the address indicated
 on the signature page hereof.

   3.4 If the Subscriber is not a United States person, such Subscriber shall immediately notify the Issuer, and the Subscriber hereby represents that the Subscriber is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Interests or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Interests, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Interests. Such Subscriber subscription and payment for, and continued beneficial ownership of, the Interests will not violate any applicable securities or other laws of the Subscriber jurisdiction.

 IV. NOTICE TO SUBSCRIBERS

   4.1 THE UNITS HAVE BEEN QUALIFIED UNDER REGULATION A OF THE SECURITIES ACT OF 1933. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY
 THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED
 THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   4.2  FOR NON-U.S. RESIDENTS ONLY:  NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT
 WOULD PERMIT AN OFFERING OF THESE SECURITIES, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIAL IN CONNECTION WITH THE

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 ISSUE OF THESE SECURITIES, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBIITY OF ANY
 PERSON WISHING TO PURCHASE THESE SECURITIES TO SATISFY HIMSELF AS TO FULL OBSERVANCE OF THESE LAWS OF ANY RELEVANT TERRITORY OUTSIDE
 THE UNITED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR
 OBSERVING ANY OTHER APPLICABLE FORMALITIES.

 V.  MISCELLANEOUS

   5.1 Any notice or other communication given hereunder shall be deemed sufficient in writing and sent by reputable overnight courier, registered or certified mail, return receipt requested, addressed to the Issuer, at the address set forth in the first paragraph hereof,
 Attention: Managing Member, and to the Subscriber at the address, etc., indicated on the signature page hereof. Notices shall be deemed to have been given on the date when mailed or sent by overnight courier, except notices of change of address, which shall be deemed to have been given when received.

   5.2 This Subscription Agreement shall not be changed, modified or amended except in writing signed by the parties against whom such modification or amendment is to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

   5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

   5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parities hereto, the parties expressly agree that all the terms and provision hereof shall be construed in accordance with and governed by the laws of the State of Georgia.
 The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated only before a Federal Court within the corrected jurisdiction and they hereby submit to the jurisdiction of the
 Federal Courts located in such corrected jurisdictions with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection then and now or hereafter they now may have respecting such venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this
 Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the

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 address set forth below or such other address as the Subscriber shall furnish in writing to the other.  The parties further agree that in the event of any dispute, action, suit or other proceeding arising out of or in connection with this Subscription Agreement, the Offering Circular or other matters related to this subscription brought by a subscriber (or transferee), the Issuer
 (and each other defendant) shall recover all such party attorney fees and costs incurred in each and every action, suit or other proceedings, including any and all appeals or petitions therefrom. As used herein, attorney fees shall be deemed to man the full and actual costs of any investigation and of legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney performing such services.

   5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of
 Interests as herein provided; subject, however, to the right hereby reserved by the Issuer to (i) enter into the same agreements with other subscribers, (ii) and and/or delete other persons as subscribers and (ii) reduce the amount of or reject any subscription.

   5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

   5.7 It is agreed that a waiver by either party or a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

   5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

                                                         [THE SIGNATURE PAGES FOLLOW]

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 IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

        ___________________________ X$_________ for each UNIT = $ ___________.

        Number of Interests subscribed for               Aggregate Purchase Price

     Manner in which Title is to be held (Please Check ONLY One):

     1. ________ Individual

     2. ________ Joint Tenants with Right of Survivorship

     3. ________ Community Property

     4. ________ Tenant in Common

     5. ________ Corporate / Partnership / Limited Liability Company

     6. ________ IRA

     7. ________ Trust / Estate / Pension or Profit Sharing Plan | Date Opened:________

     8. ________ As a Custodian for:
                 Under the Uniform Gift to Minors Act of the State of______________

     9. ________ Married with Separate Property

    10. ________ Keogh

    11. ________ Tenants by the Entirety

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    12. ________ Foundation, described in Section 501(c)(3) of the Internal Revenue Code of
                 1986, as amended.

                                             IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN

                                                        EXECUTION BY NATURAL PERSONS

     ___________________________________
     Exact Name in Which TITLE is to be Held

     ___________________________________
     Name (Please Print)

     ___________________________________
     Residence: Number and Street

     ___________________________________
     City, State and Zip Code

     ___________________________________
     Social Security Number

     ___________________________________
     Telephone Number

     ___________________________________
     Cell Number or Fax Number (if available)

     ___________________________________
     E-Mail

     ___________________________________
     (Signature)

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    ACCEPTED this day of 2019, on behalf of Gilmore Homes  Gilmore Loans, LLC

    By:______________________________________________
    Name:____________________________________________
    Title:_____________________________________________

    IF, ADDITIONAL SUBSCRIBER

    _______________________________
    Name of Additional Subscriber

    _______________________________
    Address of Additional Subscriber

    _______________________________
    City, State and Zip Code

    _______________________________
    Social Security Number

    _______________________________
    Telephone Number

    _______________________________
    Cell Number or Fax Number (if available)

    ________________________________
    E-Mail

    _________________________________
    (Signature of Additional Subscriber)

    ACCEPTED this, the month of________day_____of 2019, on behalf of Gilmore Homes  Gilmore Loans, LLC

    By:_______________________________
    Name:_____________________________
    Title:______________________________

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                                                  EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

                                                   (Corporation, Partnership, Trust, Etc.)

     ___________________________________
     Name of Entity (Please Print)

     Date of Incorporation or Organization:________________
     State of Principal Office:___________________________
     Federal Taxpayer Identification Number:______________

     ____________________________________
     Office Address
     ____________________________________
     City, State and Zip Code

     ____________________________________
     Telephone Number
     ____________________________________
     Fax Number (if available)

     ____________________________________
     (E-Mail)

     ____________________________________   By:________________________
     SEAL                                              Name:
                                                       Title:
     Attest:______________________________
     (If Entity is a Corporation)

     * If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

     The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules.

     ____________________________________
     Name of FINRA Firm

     By:__________________________________
     Name and Title:

     ACCEPTED this day of_____, 2019 on behalf of Gilmore Homes  Gilmore Loans, LLC.

     By____________________________________
     Name and Title:

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                                                          INVESTOR QUESTIONNAIRE

  Instructions:  Put a Check by all lines below, which correctly describes you.

  _____You are (i) a Bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended
       (the Securities Act), (ii) a Savings and Loan Association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a Broker or Dealer registered pursuant to Section 15 of the Securities
       Exchange Act of 1934, as amended (the Exchange Act), (iv) an Insurance company as defined in Section 2(13) of the Securities Act, (v) an Investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), (vi)
       a Business Development company as defined in Section 2(a)(48) of the Investment
       Company Act, (vii) a Small Business Investment company licensed by the U.S. Small
       Business Administration under Section 301 (c) or (d) of the Small Business Investment Act
       of 1958, as amended, (viii) a Plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000 or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security
       Act of 1974, as amended (ERISA) and (1) the decision that you shall subscribe for and purchase Interests (the Interests) of Gilmore Homes Gilmore Loans LLC (Fund) is
       made by a plan fiduciary, as defined in Section 3 (21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Interests is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (Regulation
       D) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Interests is made solely by persons or entities that are accredited investors.

  _____You are a private business development company as defined in Section 202(a)(22) of the
       Investment Advisers Act of 1940, as amended.

  _____You are an organization described in Section 501(c)(3) of the Internal Revenue Code of
       1986, as amended (the Code), a corporation or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Interests and with total assets in excess of $5,000,000.

  _____You are a director or executive officer of Gilmore Homes  Gilmore Loans LLC.

  _____You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time of your subscription for and purchase of the Interests, excluding your primary residence as an asset and any indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at this time, as a liability (except that if the amount of the indebtedness secured by your primary residence at this time exceeds the amount of such indebtedness that is secured by your

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      primary residence which is more than the estimated fair market value of your primary residence at this time must also be included as a liability.

  _____You are a natural person who had an individual income in excess of $200,000 in each of the two most recent yeas or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

  _____You are a non-accredited investor (as defined by the Securities and Exchange
       Commission) (the SEC), which in regards to a Tier 2 offering limits the amount of securities that an investor who is not an accredited investor under Rule 501(a) of
       Regulation D can purchase in a Tier 2 offering no more than: (a) 10% of the greater of annual income or net worth (for natural persons).

  _____You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Interests, whose subscription for and purchase of the Interests is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

  _____You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

  _____None of the above describes you:  Your net worth is $____________.

  Are you associated with a FINRA Member Firm?  ___Yes OR ___No

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  Yours initials (purchaser and co-purchaser, if applicable) are required for each item below:

  ______      ______ I/We understand that this investment is not guaranteed.

  ______      ______ I/We are aware that this investment is not liquid.

  ______      ______ I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of an investment in this offering.

  ______      ______ I/We confirm that this investment is considered high risk. (This type of investment is considered high risk due to the inherent risks including lack of liquidity and lack of diversification. Success or failure of private placements such as this is dependent on the issuer of these securities and is outside the control of the investors. While potential loss is limited to the amount invested, such loss is possible.

 The Subscriber hereby represents and warrants that all of its answers to this Investor Questionnaire ae true as of the date of its execution of the Subscription Agreement pursuant towhich it purchased Interests of the Issuer.

  _____________________________                    ______________________________
  Name of Purchaser (please print)                 Name of Co-Purchaser (please print)

  _____________________________                     ______________________________
  Signature of Purchaser                            Signature of Co-Purchaser

  [Entities, please provide signature of
  Purchaser duty authorized signatory.]

  _________________________________
  Name of Signatory (ENTITIES ONLY)

  _________________________________
  Title of Signatory (ENTITIES ONLY)